SETTLEMENT AGREEMENT

     This Settlement Agreement ("Settlement Agreement") is made by and between the United States of America ("United States"), by its undersigned attorney, and Richardson Electronics, Ltd.
("Richardson").
                                A. Recitals
     1. Richardson is a corporation incorporated in Delaware with its corporate headquarters in La Fox, Illinois.
     2.   On or about October 1, 1987, the Defense Electronics
Supply Center ("DESC"), in Dayton, Ohio, a component of the Department of Defense, awarded Contract No. DLA90087-C-3380 ("the Contract") in the amount of $3,197,096 to Richardson. The Contract called for the production by Richardson and delivery of 10,801 Type 6914 night vision image converter tubes.
     3. The United States has investigated and contends that it has civil claims and causes of action against Richardson under the False Claims Act, 31 U.S.C. Sec. 3729 et seq., the Lanham Act, 15 U.S.C. Sec. 1114 et seq., and at common law, to wit, claims for breach of contract or warranty, negligent or fraudulent misrepresentation, unjust enrichment or payment by mistake, arising from the following actions which the United States contends Richardson took:
     (a) substituting ten First Article tubes produced by a different company, mislabeling those tubes and falsely and fraudulently certifying in the First Article report that it (Richardson) had manufactured those First Article tubes when, in fact, it had not;
     (b) furnishing production tubes that were defective and/or non-conforming to performance specifications under the contract in that they failed to meet the requirements of MIL-E-1/1049E (10 April 1984) or were mislabeled and falsely and fraudulently submitting claims for payment for those production tubes, while knowing them to be so non-conforming, defective and/or mislabeled.
     4. Richardson denies that the United States has any civil claims or causes of action arising from the Contract, denies that it manufactured or delivered tubes that were defective and non-conforming and denies that it made false or fraudulent certifications or that it submitted false and fraudulent claims.
     5. The United States and Richardson desire to reach a full and final compromise of the civil claims or causes of action arising from the Contract without resort to litigation.
     NOW THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth in this Settlement Agreement, and for good and valuable consideration, the receipt and sufficiency of which both parties hereby acknowledge, it is agreed as follows:
                           B. Terms of Agreement
     6. Richardson agrees to pay to the United States a total of $4,700,000 ("Settlement Amount") in order to settle any civil claims or causes of action against Richardson, its affiliates, subsidiaries or its current and former directors, officers, agents or employees described in paragraph 3, above. The Settlement
Amount shall be paid by wire transfer to the United States Attorney for the Northern District of Illinois.
     7. Except as otherwise provided in paragraph 8, below, upon execution of this Settlement Agreement and payment of the Settlement Amount pursuant to paragraph 6, above, the United States releases, waives, and discharges Richardson, its affiliates, subsidiaries and its current and former directors, officers, agents and employees from any civil or administrative monetary claims or causes of action described in paragraph 3, above. Upon the execution of this Settlement Agreement, Richardson releases, waives, and discharges any civil or administrative claims or causes of action it may have against the United States arising out of, from or relating to the Contract.
     8. It is expressly agreed that the release set forth in the preceding paragraph 7, above, shall not include (a) claims arising under Title 26 of the United States Code (Internal Revenue Code), or any other claims for federal, state or local taxes, or under securities law; (b) suspension or debarment rights of any federal agency; (c) any claims based on such obligations as are created by this Settlement Agreement; or (d) claims for personal injury or property damage arising from the manufacture and delivery of the Type 6914 tubes under the Contract.
     9. Richardson agrees that all costs (as defined in Federal Acquisition Regulation Sec. 31.205-47) incurred by or on behalf of Richardson or its current or former officers, directors, agents or employees in connection with (1) the matters covered by this Settlement Agreement; (2) the Government's audit and investigation of the matters covered by this Settlement Agreement; (3)
Richardson's investigation, defense and corrective actions with respect to the matters specifically covered by this Settlement Agreement; (4) the negotiation of this Settlement Agreement; and
(5) the Settlement Amount to be paid to the United States pursuant to this Settlement Agreement, shall be unallowable costs for government contract accounting purposes. These amounts shall be separately accounted for by Richardson.
     10. Pursuant to a letter dated May 23, 1995 from the U.S. Attorney for the Northern District of Illinois, the United States has agreed that it will not bring any criminal charges against Richardson or its current or former directors, officers, agents or employees arising out of, from or relating to the Contract. A copy of that letter is attached hereto as Exhibit A, and is incorporated herein and made a part hereof by reference.
     11. As soon as practicable after the execution of this Settlement Agreement by all parties, the United States and Richardson shall make reasonable efforts to destroy all of the Type 6914 Type tubes made by Richardson pursuant to the Contract which are in the possession of either of them, and shall notify each other in writing upon completion of such destruction.
                        C. Miscellaneous Provisions
     12. The provisions of this Settlement Agreement shall be binding upon the parties hereto, and their successors and assigns.
     13. The parties acknowledge that the individuals executing this Settlement Agreement have authority to do so; that such individuals have reviewed the terms and provisions of this Settlement Agreement; that they have consulted legal counsel as to the meaning and legal effect of this Settlement Agreement; and that this Settlement Agreement contains the entire agreement between them and may not be modified, amended, or terminated except by written agreement signed by the parties and specifically referring to this Settlement Agreement.
     14. This Settlement Agreement may be executed in counterparts, all of which will constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto affix their signatures.

RICHARDSON ELECTRONICS, LTD.       UNITED STATES OF AMERICA



By: /s/ Edward J. Richardson       By:  /s/ John A. Kolar
 EDWARD J. RICHARDSON                 JOHN A. KOLAR, Esq.
 Chairman and Chief Executive Officer Commercial Litigation Branch
 Richardson Electronics, Ltd.         U.S. Department of Justice
 40W267 Keslinger Road                10th Street and Constitution
 LaFox, Illinois 60147                  Ave., N.W.
                                      Washington, D.C.  20530

Dated:  5/31/95                    Dated:  5/31/95

U.S. Department of Justice

United States Attorney
Northern District of Illinois

May 23, 1995

Richard J. Rappaport
Ross & Hardies
150 North Michigan Avenue
Chicago, Illinois 60601-7567

Re:  Richardson Electronics, Ltd. and Department of Defense
     Contract number DLA900-87-C-3380

Dear Mr. Rappaport:

     Richardson Electronics, Ltd., ("Richardson") as part of an executed settlement agreement between the United States and Richardson seeks assurance that no criminal charges will be brought against Richardson Electronics, Ltd., or its current or former officers, directors, agents, or employees, including but not limited to, George Snyder, Peter Johnston, Frank Putz, John Neilson, Donald Rice, Carl Davidson, Anton Shulski and David Doud, for any violation of federal criminal statutes arising from the awarding of Department of Defense Contract number DLA900-87-C-3380 and the production and delivery by Richardson of the "Type 6914" converter tubes.

     I state that the United States will not bring criminal charges against Richardson or its current or former officers, directors, agents, or employees, including but not limited to, George Snyder, Peter Johnston, Frank Putz, John Neilson, Donald Rice, Carl Davidson, Anton Shulski and David Doud for any violation of federal criminal statutes arising from the awarding of Department of Defense contract number DLA900-87-C-3380 and the production and delivery of the "Type 6914" converter tubes.

     It is understood that this letter will be attached to and be incorporated into the executed settlement agreement between the United States and Richardson. It is also understood that the settlement agreement between the parties is contingent upon the issuance of this letter to Richardson and its incorporation into the settlement agreement.

Respectfully submitted,

By:  /s/ James B. Burns
     JAMES B. BURNS
     United States Attorney

EXHIBIT A